Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Closes $3.15 Million Equity Offering

Redwood City, Calif., April 30, 2020 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first and only intravascular image-guided, catheter-based system for diagnosis and treatment of patients with Peripheral Artery Disease (PAD), today announced the closing of an underwritten public offering of 12,600,000 shares of its common stock at a price of $0.25 per share, for total gross proceeds of approximately $3.15 million, before deducting underwriting discounts, commissions and other offering expenses payable by the Company. Additionally, the Company has granted the underwriters a 45-day option to purchase up to 15% additional shares of common stock to cover over-allotments, if any. The shares were offered pursuant to a registration statement on Form S-1 previously filed with and declared effective by the Securities and Exchange Commission (SEC). A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov.

Aegis Capital Corp. is acting as sole bookrunner for the offering.

A copy of the final prospectus relating to the offering may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the option granted by the Company to the underwriters and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: the effects of the COVID-19 pandemic on our operations and general economic conditions; as well as other risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 6, 2020 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200